Exhibit 99.3

      Streamedia and eSynch Announce Letter of Intent for a Planned Merger

            Proposed Merger Will Allow the Combined Company to Offer
             A Full Service Streaming Media Solution Coast to Coast

NEW YORK, LOS ANGELES and TUSTIN, Calif., Jan. 24 /PRNewswire/ -- Streamedia Communications, Inc.(TM) (Nasdaq: SMIL), NY, NY, a dynamic New York-based streaming media services company, and eSynch Corporation (OTC Bulletin Board:
ESYN), Tustin, CA., a provider of media infrastructure delivery tools and services for the streaming video marketplace, announced they have entered into a letter of intent, which would bring together the two companies to form a premiere streaming media and hosting services company.

According to terms of the letter of intent, eSynch will become a wholly owned subsidiary of Streamedia in order to preserve eSynch's established branding within the industry. Together, the combined companies will provide a single source for clients seeking superior streaming media services, including: hosting, Web design, encoding, distribution, and customized site development.

"This initiative will be extremely significant in providing the combined companies with the necessary mechanisms to become a major streaming media services provider," stated Henry Siegel, president and chief executive officer of Streamedia. "eSynch brings high tech streaming capabilities, a wide range of multi-patented and award winning software solutions, a proven management team, and a West Coast presence necessary to service our growing interests in the Pacific region."

"With this merger, we've positioned ourselves to secure a strong hold in the streaming media sector," said Tom Hemingway, chairman and chief executive officer of eSynch. "Streamedia complements eSynch's current range of services offered, and we're confident that together we'll be able to capture a greater share of the U.S. market for stream media services."

With more than 35 million Internet users accessing streaming media content in the U.S. alone, eSynch is responding to client's needs to capitalize on streaming media technology to deliver their message. With the opening of its new data center the combined company will have data centers on both coasts, which will allow it to customize a streaming services plan tailored to client's needs.

ABOUT STREAMEDIA
Streamedia Communications, Inc.(TM) (Nasdaq: SMIL, SMILW; BSE: STA, STAW), located at www.streamedia.net, is a dynamic broadband services company that redefines how businesses communicate utilizing the power of the Internet and streaming media. As part of its overall streaming solution, Streamedia conceptualizes and designs its clients'

IT infrastructure to optimize their streaming strategy as well as provide web design, application development, third-party technology integration, encoding and hosting services.

The company has been referenced by U.S. Bancorp Piper Jaffray, whose analysts concluded that "streaming media is the next macro growth driver on the Internet
 ... the Internet of tomorrow (two to five years) will resemble television of today in terms of audio and video quality, while enabling users to control the media viewing experience." The research report is located at: http://www.gotoanalysts.com/piperpublic/goto/feature_streamingmedia.asp.

ABOUT eSYNCH
eSynch Corporation (OTC Bulletin Board: ESYN), founded in 1994, is a leading provider of intelligent digital media solutions and services, including video delivery tools, streaming media services (www.choicecinema.com). eSynch's flagship products include SiteStreamer (www.sitestreamer.com), a broadband media player that allows Web sites to stream video in a more intelligent, fully branded environment; and ChoiceCaster (www.choicecaster.com), the first all-in-one media player designed specifically for the broadband Internet user, featuring dynamically updated content channels, an advanced media-only search engine, and a personalized video and audio library. For more information about eSynch, headquartered at 15502 Mosher Avenue, Tustin, Calif. 92780, call 714-258-1900, fax 714-258-7177, or visit www.esynch.com.

Safe Harbor Statement
Statements herein express management's beliefs and expectations regarding future performance and are forward-looking and involve risks and uncertainties, including, but not limited to, the ability to negotiate outstanding prior debts of acquired companies; properly identify acquisition partners; adequately perform due diligence; manage and integrate acquired businesses; react to quarterly fluctuations in results; raise working capital and secure other financing; respond to competition and rapidly changing technology; deal with market and stock price fluctuations; and other risks.

These risks are and will be detailed, from time to time, in eSynch's and/or Streamedia's Securities and Exchange Commission filings, including Form 10-KSB for the year ended Dec. 31, 1999 and subsequent Forms 10-QSB, 10-KSB, and 8-K. Actual results may differ materially from management's expectations.

By making these forward-looking statements, the Companies undertake no obligation to update these statements for revisions or changes after the date of this release. /CONTACT: Cynthia DeMonte of DeMonte Associates, 212-473-3700, cdemonte@demonte.com, for Streamedia Communications, Inc.; or Leslie Drechsler, Marketing Communications of eSynch Corporation, 714-258-1900 ext. 356, ldrechsler@esynch.com/